Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-223208 Subject to Completion. Dated May 12, 2020. HSBC USA Inc. $ Digital S&P 500® Index-Linked Notes due The notes do not bear interest. The amount that you will be paid on your notes on the stated maturity date (expected to be the second scheduled business day after the determination date) is based on the performance of the S&P 500® Index as measured from the trade date to and including the determination date (expected to be between 22 and 25 months after the trade date). If the final underlier level on the determination date is greater than or equal to 87.50% of the initial underlier level (set on the trade date and may be higher or lower than the actual official closing level of the underlier on that date), you will receive the threshold settlement amount (expected to be between $1,135.30 and $1,159.10 for each $1,000 face amount of your notes). However, if the final underlier level declines by more than 12.50% from the initial underlier level, the return on your notes will be negative. You could lose your entire investment in the notes. To determine your payment at maturity, we will calculate the underlier return, which is the percentage increase or decrease in the final underlier level from the initial underlier level. On the stated maturity date, for each $1,000 face amount of your notes, you will receive an amount in cash equal to: ● if the underlier return is greater than or equal to -12.50% (the final underlier level is greater than or equal to 87.50% of the initial underlier level), the threshold settlement amount; or ● if the underlier return is negative and is below -12.50% (the final underlier level is less than the initial underlier level by more than 12.50%), the sum of (i) $1,000 plus (ii) the product of (a) approximately 1.1429 times (b) the sum of the underlier return plus 12.50% times (c) $1,000. Investment in the notes involves certain risks. You should refer to “Risk Factors” beginning on page PS- 13 of this document, page S-1 of the accompanying prospectus supplement and page S-1 of the accompanying Equity Index Underlying Supplement. The notes will not be listed on any U.S. securities exchange or automated quotation system. Any payments on the notes are subject to the credit risk of HSBC USA Inc. The Estimated Initial Value of the notes on the trade date is expected to be between $950.00 and $980.00 per note, which will be less than the price to public. The market value of the notes at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Initial Value” on page PS-7 and “Risk Factors” beginning on page PS-13 of this document for further information. Price to Public1 Underwriting Discount1 Proceeds to Issuer Per note / Total $1,000 / 1 HSBC Securities (USA) Inc. will purchase the notes from us at the price to public for distribution to other registered broker-dealers. Neither HSBC USA Inc. nor any of its affiliates will pay any underwriting discount in connection with the distribution of the notes. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-19 of this pricing supplement. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement, the accompanying prospectus, prospectus supplement or Equity Index Underlying Supplement. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. HSBC Securities (USA) Inc. The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The price to public, underwriting discount and proceeds to issuer listed above relate to the notes we sell initially. We may decide to sell additional notes after the date of this pricing supplement, at prices to public and with underwriting discounts and proceeds to issuer that differ from the amounts set forth above. The return (whether positive or negative) on your investment in notes will depend in part on the price to public you pay for such notes.

HSBC Securities (USA) Inc. or any of its affiliates or agents may use this pricing supplement in the initial sale of the notes. In addition, HSBC Securities (USA) Inc. or any of its affiliates or agents may use the final pricing supplement relating to the notes in a market-making transaction in a note after its initial sale. Unless HSBC Securities (USA) Inc. or any of its affiliates or agents informs the purchaser otherwise in the confirmation of sale, the final pricing supplement relating to the notes is being used in a market-making transaction.

About Your Prospectus

You should read this pricing supplement together with the related Equity Index Underlying Supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

•         The Equity Index Underlying Supplement dated February 26, 2018

•         The Prospectus Supplement dated February 26, 2018

•         Prospectus dated February 26, 2018

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your notes.

PS-2

PS-3 Digital S&P 500® Index-Linked Notes due INVESTMENT THESIS You should be willing to forgo interest payments and accept the risk of losing your entire investment in exchange for the potential to earn a Threshold Settlement Amount of between 113.53% and 115.91% of the face amount if the Underlier Return is greater than or equal to -12.50%. Your maximum return on your notes will not be greater than the return represented by the Threshold Settlement Amount, which such return will be between 13.53% and 15.91%, and you could lose all or a portion of your investment if the Underlier Return is less than -12.50%. DETERMINING THE CASH SETTLEMENT AMOUNT At maturity, for each $1,000 face amount, the investor will receive (in each case as a percentage of the face amount): ● if the Final Underlier Level is greater than or equal to 87.50% of the Initial Underlier Level, a Threshold Settlement Amount of between 113.53% and 115.91% of the face amount; or ● if the Final Underlier Level is less than 87.50% of the Initial Underlier Level, 100.00% minus approximately 1.1429% for every 1.00% that the Final Underlier Level has declined below 87.50% of the Initial Underlier Level If the Final Underlier Level declines by more than 12.50% from the Initial Underlier Level, the return on the notes will be negative and the investor could lose their entire investment in the notes. KEY TERMS Issuer: HSBC USA Inc. Underlier: The S&P 500® Index (Bloomberg symbol, “SPX Index”) Face Amount: $ in the aggregate; each note will have a face amount equal to $1,000 Trade Date: [ ], 2020 Settlement Date: Expected to be the fifth scheduled business day following the Trade Date Determination Date: Expected to be between 22 and 25 months following the Trade Date Stated Maturity Date: Expected to be the second scheduled business day following the Determination Date Initial Underlier Level: To be determined on the Trade Date Final Underlier Level: The Official Closing Level of the Underlier on the Determination Date Underlier Return: The quotient of (i) the Final Underlier Level minus the Initial Underlier Level divided by (ii) the Initial Underlier Level, expressed as a percentage Threshold Level: 87.50% of the Initial Underlier Level (equal to a -12.50% Underlier Return) Threshold Amount: 12.50% Buffer Rate: The quotient of the Initial Underlier Level divided by the Threshold Level, which equals approximately 114.29% Threshold Settlement Amount: Expected to be between $1,135.30 and $1,159.10 per $1,000 face amount of the notes (to be determined on the Trade Date) CUSIP/ISIN: 40438CHM6 / US40438CHM64

PS-4 HYPOTHETICAL CASH SETTLEMENT AMOUNT* Hypothetical Final Underlier Level (as % of Initial Underlier Level) Hypothetical Cash Settlement Amount (as % of Face Amount) 150.000% 113.530% 140.000% 113.530% 130.000% 113.530% 120.000% 113.530% 113.530% 113.530% 110.000% 113.530% 105.000% 113.530% 102.000% 113.530% 100.000% 113.530% 95.000% 113.530% 87.500% 113.530% 85.000% 97.142% 75.000% 85.714% 70.000% 80.000% 60.000% 68.571% 50.000% 57.143% 25.000% 28.571% 0.000% 0.000% *assumes a Threshold Settlement Amount set at the bottom of the Threshold Settlement Amount range (between 113.53% and 115.91% of the face amount) RISKS Please read the section entitled “Risk Factors” of this pricing supplement as well as the risks and considerations described in “Risk Factors” beginning on page S-1 in the accompanying prospectus supplement and the accompanying Equity Index Underlying Supplement.

PS-5 SUMMARY INFORMATION We refer to the notes we are offering by this pricing supplement as the “offered notes” or the “notes”. Each of the offered notes, including your notes, has the terms described below. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the Equity Index Underlying Supplement. This section is meant as a summary and should be read in conjunction with the prospectus, the prospectus supplement and the Equity Index Underlying Supplement. This pricing supplement supersedes any conflicting provisions of the documents listed above. Key Terms Issuer: HSBC USA Inc. Specified Currency: U.S. dollars (“$”) Face Amount: Each note will have a face amount of $1,000; $ in the aggregate for all the offered notes; the aggregate face amount of the offered notes may be increased if the Issuer, at its sole option, decides to sell an additional amount of the offered notes on a date subsequent to the date of this pricing supplement. Purchase at amount other than face amount: the amount we will pay you at the Stated Maturity Date for your notes will not be adjusted based on the price to public you pay for your notes, so if you acquire notes at a premium (or discount) to face amount and hold them to the Stated Maturity Date, it could affect your investment in a number of ways. The return on your investment in such notes will be lower (or higher) than it would have been had you purchased the notes at face amount. Also, the stated Threshold Level would not offer the same measure of protection to your investment as would be the case if you had purchased the notes at face amount. Additionally, the Threshold Settlement Amount would be triggered at a lower (or higher) percentage return than indicated below, relative to your initial investment. See “Risk Factors — If you purchase your notes at a premium to face amount, the return on your investment will be lower than the return on notes purchased at face amount and the impact of certain key terms of the notes will be negatively affected” on page PS-17 of this pricing supplement. Underlier: The S&P 500® Index (Bloomberg symbol, “SPX Index”) Trade Date: [ ], 2020 Original Issue Date (Settlement Date): Expected to be the fifth scheduled business day following the Trade Date. Determination Date: A specified date that is expected to be between 22 and 25 months following the Trade Date, subject to adjustment as described under “Additional Terms of the Notes—Valuation Dates” in the accompanying Equity Index Underlying Supplement. Stated Maturity Date: A specified date that is expected to be the second scheduled business day following the Determination Date, subject to adjustment as described under “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement. Cash Settlement Amount: For each $1,000 face amount of your notes, we will pay you on the Stated Maturity Date an amount in cash equal to: ● if the Final Underlier Level is greater than or equal to the Threshold Level, the Threshold Settlement Amount; or ● if the Final Underlier Level is less than the Threshold Level, the sum of (1) $1,000 plus (2) the product of (i) $1,000 times (ii) the Buffer Rate times (iii) the sum of the Underlier Return plus the Threshold Amount.

PS-6 Threshold Settlement Amount: Expected to be between $1,135.30 and $1,159.10 per $1,000 face amount of the notes (to be determined on the Trade Date) Threshold Level: 87.50% of the Initial Underlier Level Threshold Amount: 12.50% Buffer Rate: The quotient of the Initial Underlier Level divided by the Threshold Level, which equals approximately 114.29%. Underlier Return: The quotient of (1) the Final Underlier Level minus the Initial Underlier Level divided by (2) the Initial Underlier Level, expressed as a percentage. Initial Underlier Level: To be set on the Trade Date and may be higher or lower than the Official Closing Level of the Underlier on that date. Final Underlier Level: The Official Closing Level of the Underlier on the Determination Date. Official Closing Level: As described under “Additional Terms of the Notes –– Official Closing Level” on page S-56 of the accompanying Equity Index Underlying Supplement. Market Disruption Events: With respect to any given Trading Day, any of the following will be a Market Disruption Event with respect to the Underlier: • a suspension, absence or material limitation of trading in Underlier Stocks (as defined below) constituting 20% or more, by weight, of the Underlier on their respective primary markets, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, • a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the Underlier or to Underlier Stocks constituting 20% or more, by weight, of the Underlier in their respective primary markets for those contracts, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or • Underlier Stocks constituting 20% or more, by weight, of the Underlier, or option or futures contracts, if available, relating to the Underlier or to Underlier Stocks constituting 20% or more, by weight, of the Underlier do not trade on what were the respective primary markets for those Underlier Stocks or contracts, as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of us or any of our affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by us and/or any of our affiliates, see “Use of Proceeds and Hedging” in the prospectus supplement. The following events will not be Market Disruption Events with respect to the Underlier: • a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and • a decision to permanently discontinue trading in the option or futures contracts relating to the Underlier or to any Underlier Stock.

PS-7 For this purpose, an “absence of trading” in the primary securities market on which an Underlier Stock, or on which option or futures contracts, if available, relating to the Underlier or to any Underlier Stock are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in an Underlier Stock or in option or futures contracts, if available, relating to the Underlier or to any Underlier Stock in the primary market for that stock or those contracts, by reason of: • a price change exceeding limits set by that market, • an imbalance of orders relating to that Underlier Stock or those contracts, or • a disparity in bid and ask quotes relating to that Underlier Stock or those contracts, will constitute a suspension or material limitation of trading in the Underlier or those contracts in that market. Form of Notes: Book-Entry Listing: The notes will not be listed on any U.S. securities exchange or quotation system. Calculation Agent: HSBC USA Inc. or one of its affiliates CUSIP/ISIN: 40438CHM6 / US40438CHM64 Estimated Initial Value: The Estimated Initial Value of the notes is expected to be less than the price you pay to purchase the notes. The Estimated Initial Value does not represent a minimum price at which we or any of its affiliates would be willing to purchase your notes in the secondary market, if any, at any time. The Estimated Initial Value will be calculated on the Trade Date and will be set forth in the final pricing supplement relating to the notes. See “Risk Factors — The Estimated Initial Value of the notes, which will be determined by us on the Trade Date, is expected to be less than the price to public and may differ from the market value of the notes in the secondary market, if any.” The Trade Date and the other dates set forth above are subject to change, and will be set forth in the final pricing supplement relating to the notes.

PS-8 Supplemental Terms of the Notes For purposes of the notes offered by this pricing supplement, all references to each of the following terms used in the accompanying Equity Index Underlying Supplement will be deemed to refer to the corresponding term used in this pricing supplement, as set forth in the table below: Equity Index Underlying Supplement Term Pricing Supplement Term maturity date Stated Maturity Date Final Valuation Date Determination Date principal amount face amount Reference Asset Underlier Reference Sponsor Underlier Sponsor Scheduled Trading Day Trading Day

PS-9 HYPOTHETICAL EXAMPLES The following table and chart are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that the various hypothetical Underlier levels on the Determination Date could have on the Cash Settlement Amount at maturity assuming all other variables remain constant. The examples below are based on a range of Final Underlier Levels that are entirely hypothetical; the level of the Underlier on any day throughout the life of the notes, including the Final Underlier Level on the Determination Date, cannot be predicted. The Underlier has been highly volatile in the past — meaning that the level of the Underlier has changed considerably in relatively short periods — and its performance cannot be predicted for any future period. The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the Original Issue Date at the face amount and held to the Stated Maturity Date. If you sell your notes in a secondary market prior to the Stated Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below, such as interest rates, the volatility of the Underlier and our creditworthiness. In addition, the estimated value of your notes at the time the terms of your notes are set on the Trade Date (as determined by reference to pricing models used by us) is less than the original price to public of your notes. For more information on the estimated value of your notes, see “Risk Factors — The Estimated Initial Value of the notes, which will be determined by us on the Trade Date, will be less than the price to public and may differ from the market value of the notes in the secondary market, if any.” on page PS-14 of this pricing supplement. The information in the table also reflects the key terms and assumptions in the box below. Key Terms and Assumptions Face Amount $1,000 Threshold Settlement Amount $1,135.30 Threshold Level 87.50% of the Initial Underlier Level Buffer Rate approximately 114.29% Threshold Amount 12.50% Neither a Market Disruption Event nor a non-Trading Day occurs on the originally scheduled Determination Date No change in or affecting any of the Underlier Stocks or the method by which the Underlier Sponsor calculates the Underlier Notes purchased on the Original Issue Date at the face amount and held to the Stated Maturity Date Moreover, we have not yet set the Initial Underlier Level that will serve as the baseline for determining the Underlier Return and the amount that we will pay on your notes, if any, at maturity. We will not do so until the Trade Date. As a result, the actual Initial Underlier Level may differ substantially from the level of the Underlier prior to the Trade Date and may be higher or lower than the actual Official Closing Level of the Underlier on that date. For these reasons, the actual performance of the Underlier over the life of your notes, as well as the amount payable at maturity, if any, may bear little relation to the hypothetical examples shown below or to the historical levels of the Underlier shown elsewhere in this pricing supplement. For information about the historical levels of the Underlier during recent periods, see “Information Relating to the Underlier — Historical Performance of the Underlier” below. Before investing in the offered notes, you should consult publicly available information to determine the levels of the Underlier between the date of this pricing supplement and the date of your purchase of the offered notes. Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the Underlier Stocks. The levels in the left column of the table below represent hypothetical Final Underlier Levels and are expressed as percentages of the Initial Underlier Level. The amounts in the right column represent the hypothetical Cash Settlement Amount, based on the corresponding hypothetical Final Underlier Level, and

PS-10 are expressed as percentages of the face amount of a note (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical Cash Settlement Amount of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding face amount of the offered notes on the Stated Maturity Date would equal 100.000% of the face amount of a note, based on the corresponding hypothetical Final Underlier Level and the assumptions noted above. Hypothetical Final Underlier Level (as Percentage of Initial Underlier Level) Hypothetical Cash Settlement Amount (as Percentage of Face Amount) 150.000% 113.530% 140.000% 113.530% 130.000% 113.530% 120.000% 113.530% 113.530% 113.530% 110.000% 113.530% 105.000% 113.530% 102.000% 113.530% 100.000% 113.530% 95.000% 113.530% 87.500% 113.530% 85.000% 97.143% 75.000% 85.714% 70.000% 80.000% 60.000% 68.571% 50.000% 57.143% 25.000% 28.571% 0.000% 0.000% If, for example, the Final Underlier Level were determined to be 25.000% of the Initial Underlier Level, the Cash Settlement Amount that we would deliver on your notes at maturity would be approximately 28.571% of the face amount of your notes, as shown in the table above. As a result, if you purchased your notes on the Original Issue Date at the face amount and held them to the Stated Maturity Date, you would lose approximately 71.429% of your investment (if you purchased your notes at a premium to face amount you would lose a correspondingly higher percentage of your investment). If the Final Underlier Level were determined to be 0.000% of the Initial Underlier Level, you would lose your entire investment in the notes. In addition, if the Final Underlier Level were determined to be 150.000% of the Initial Underlier Level, the Cash Settlement Amount that we would deliver on your notes at maturity would be capped at the Threshold Settlement Amount, or 113.530% of each $1,000 face amount of your notes, as shown in the table above. As a result, if you held your notes to the Stated Maturity Date, you would not benefit from any Final Underlier Level greater than 87.500% of the Initial Underlier Level. The following chart shows a graphical illustration of the hypothetical Cash Settlement Amounts that we would pay on your notes on the Stated Maturity Date, if the Final Underlier Level were any of the hypothetical levels shown on the horizontal axis. The hypothetical Cash Settlement Amounts in the chart are expressed as percentages of the face amount of your notes and the hypothetical Final Underlier Levels are expressed as percentages of the Initial Underlier Level. The chart shows that any hypothetical Final Underlier Level of less than 87.500% (the section left of the 87.500% marker on the horizontal axis) would result in a hypothetical Cash Settlement Amount of less than 100.000% of the face amount of your notes (the section below the 100.000% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. The chart also shows that any hypothetical Final Underlier Level of greater than or equal to 87.500% (the section right of the 87.500% marker on the horizontal axis) would result in a fixed return on your investment.

PS-11 The Cash Settlement Amounts shown above are entirely hypothetical; they are based on the hypothetical levels of the Underlier that may not be achieved on the Determination Date and on assumptions that may prove to be erroneous. The actual market value of your notes on the Stated Maturity Date or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical Cash Settlement Amounts shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered notes. The hypothetical Cash Settlement Amounts on notes held to the Stated Maturity Date in the examples above assume you purchased your notes at their face amount and have not been adjusted to reflect the actual price to public you pay for your notes. The return on your investment (whether positive or negative) in your notes will be affected by the amount you pay for your notes. If you purchase your notes for a price other than the face amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Risk Factors —If you purchase your notes at a premium to face amount, the return on your investment will be lower than the return on notes purchased at face amount and the impact of certain key terms of the notes will be negatively affected” beginning on page PS-17 of this pricing supplement. Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this pricing supplement. We cannot predict the actual Final Underlier Level or what the market value of your notes will be on any particular Trading Day, nor can we predict the relationship between the level of the Underlier and the market value of your notes at any time prior to the Stated Maturity Date. The actual amount that you will receive, if any, at maturity and the rate of return on the offered notes will depend on the actual Initial Underlier Level and the Threshold Settlement Amount, which we will set on the Trade Date, and the actual Final Underlier Level to be determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your notes, if any, on the Stated Maturity Date may be very different from the information reflected in the table and chart above.

PS-12 INVESTOR SUITABILITY The notes may be suitable for you if: • You seek an investment with a return linked to the performance of the Underlier and you believe that the level of the Underlier will not decrease by more than 12.50%. • You are willing to invest in the notes based on the low end of the range of Threshold Settlement Amounts indicated herein, which may limit your return at maturity. • You are willing to make an investment that is exposed to the negative Underlier Return on an approximately 1.1429-to-1 basis for each percentage point that the Underlier Return is less than -12.50%. • You understand that you may lose your entire face amount. • You are willing to accept the risk and return profile of the notes versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating. • You are willing to forgo dividends or other distributions paid to holders of the stocks comprising the Underlier. • You do not seek current income from your investment. • You do not seek an investment for which there is an active secondary market. • You are willing to hold the notes to maturity. • You are comfortable with the creditworthiness of HSBC, as Issuer of the notes. The notes may not be suitable for you if: • You believe that the level of the Underlier will decrease by more than 12.50%. • You are unwilling to invest in the notes based on the low end of the range of Threshold Settlement Amounts indicated herein, which may limit your return at maturity. • You are unwilling to make an investment that is exposed to the negative Underlier Return on an approximately 1.1429-to-1 basis for each percentage point that the Underlier Return is less than -12.50%. • You seek an investment that provides full return of face amount. • You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating. • You prefer to receive the dividends or other distributions paid on the stocks comprising the Underlier. • You seek current income from your investment. • You seek an investment for which there will be an active secondary market. • You are unable or unwilling to hold the notes to maturity. • You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the notes.

PS-13 RISK FACTORS We urge you to read the section “Risk Factors” beginning on page S-1 in the accompanying prospectus supplement and page S-1 in the Equity Index Underlying Supplement. Investing in the notes is not equivalent to investing directly in any of the stocks included in the Underlier. You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the notes in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying prospectus supplement, prospectus and Equity Index Underlying Supplement. In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Equity Index Underlying Supplement including the explanation of risks relating to the notes described in the following sections: “— Risks Relating to All Note Issuances” in the prospectus supplement; and “— General Risks Related to Indices” in the Equity Index Underlying Supplement. You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt notes. Your investment in the notes may result in a loss. The notes do not guarantee any return of principal. You will be exposed on a leveraged basis to any decline in the Underlier from the Initial Underlier Level to the Final Underlier Level by more than the Threshold Amount, which will magnify your losses. You will lose up to 100% of your face amount at maturity if the Final Underlier Level is less than the Threshold Level. The return on the notes is limited by the return represented by the Threshold Settlement Amount. You will not participate in any appreciation in the level of the Underlier. Instead, you will receive a fixed Threshold Settlement Amount if the Final Underlier Level is greater than or equal to the Threshold Level. You will not receive a return on the notes greater than the return represented by the Threshold Settlement Amount. Accordingly, the amount payable for each of your notes may be significantly less than it would have been had you invested directly in the securities included in the Underlier. The amount payable on the notes is not linked to the level of the Underlier at any time other than the Determination Date. The Final Underlier Level will be the Official Closing Level of the Underlier on the Determination Date, subject to postponement for non-Trading Days and certain Market Disruption Events. Even if the level of the Underlier appreciates during the term of the notes other than on the Determination Date but then decreases on the Determination Date to a level that is less than the Initial Underlier Level, the Cash Settlement Amount may be less, and may be significantly less, than it would have been had the Cash Settlement Amount been linked to the level of the Underlier prior to such decrease. Although the actual level of the Underlier on the Stated Maturity Date or at other times during the term of the notes may be higher than the Final Underlier Level, the Cash Settlement Amount will be based solely on the Official Closing Level of the Underlier on the Determination Date. Credit risk of HSBC USA Inc. The notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the notes, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the notes. The notes will not bear interest. As a holder of the notes, you will not receive interest payments. Changes that affect the Underlier will affect the market value of the notes and the amount you will receive at maturity.

PS-14 The policies of the Underlier Sponsor concerning additions, deletions and substitutions of the constituents comprising the Underlier and the manner in which the Underlier Sponsor takes account of certain changes affecting those constituents may affect the level of the Underlier. The policies of the Underlier Sponsor with respect to the calculation of the Underlier could also affect the level of the Underlier. The Underlier Sponsor may discontinue or suspend calculation or dissemination of the Underlier. Any such actions could affect the value of the notes. The notes are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction. The notes are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Cash Settlement Amount of the notes. The Estimated Initial Value of the notes, which will be determined by us on the Trade Date, is expected to be less than the price to public and may differ from the market value of the notes in the secondary market, if any. The Estimated Initial Value of the notes will be calculated by us on the Trade Date and is expected to be less than the price to public. The Estimated Initial Value will reflect our internal funding rate, which is the borrowing rate we pay to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the notes. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the notes may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the notes to be more favorable to you. We will determine the value of the embedded derivatives in the notes by reference to our internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the notes that are different from the Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your notes in the secondary market (if any exists) at any time. The price of your notes in the secondary market, if any, immediately after the Trade Date is expected to be less than the price to public. The price to public takes into account certain costs. These costs, which, will be used or retained by us or one of our affiliates, include our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the notes and the costs associated with structuring and hedging our obligations under the notes. If you were to sell your notes in the secondary market, if any, the price you would receive for your notes may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your notes in the secondary market, if any, at any time after issuance will vary based on many factors, including the level of the Underlier and changes in market conditions, and cannot be predicted with accuracy. The notes are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the notes to maturity. Any sale of the notes prior to maturity could result in a loss to you. If HSBC Securities (USA) Inc. were to repurchase your notes immediately after the Original Issue Date, the price you receive may be higher than the Estimated Initial Value of the notes. Assuming that all relevant factors remain constant after the Original Issue Date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the notes in the secondary market, if any, and the value that HSBC Securities (USA) Inc. may initially use for customer account statements, if HSBC Securities (USA) Inc. provides any customer account statements at all, may exceed the Estimated Initial Value on the Trade Date for a temporary period expected to be approximately 3 months after the Trade Date. This temporary price difference may exist because, in the discretion of HSBC Securities (USA) Inc., HSBC Securities (USA) Inc. may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the notes and other costs in connection with the notes that we will no longer expect to incur over the

PS-15 term of the notes. HSBC Securities (USA) Inc. will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the notes and any agreement we may have with the distributors of the notes. The amount of our estimated costs which HSBC Securities (USA) Inc. effectively reimburses to investors in this way may not be allocated ratably throughout the reimbursement period, and HSBC Securities (USA) Inc. may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Original Issue Date of the notes based on changes in market conditions and other factors that cannot be predicted. The notes lack liquidity. The notes will not be listed on any securities exchange. Neither we nor any of our affiliates are required to offer to purchase the notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which we or any of our affiliates is willing to buy the notes. The market value of your notes may be influenced by many unpredictable factors. The following factors, among others, many of which are beyond our control, may influence the market value of your notes: • the volatility — i.e., the frequency and magnitude of changes — of the level of the Underlier; • the level of the Underlier and the Threshold Level; • the dividend rates of the stocks underlying the Underlier; • economic, financial, regulatory, political, military and other events that affect stock markets generally and the stocks underlying the Underlier, which may affect the Official Closing Level of the Underlier; • interest rates and yield rates in the market; • the time remaining until your notes mature; and • our creditworthiness, whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or changes in other credit measures. These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. Potential conflicts of interest may exist. An affiliate of HSBC has a minority equity interest in the owner of an electronic platform, through which we may make available certain structured investments offering materials. HSBC and its affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and hedging our obligations under the notes. For example, the calculation agent will determine whether a Market Disruption Event occurs in its sole discretion. In making that determination, the calculation agent will use information that may not be easily obtainable by investors. See “Summary Information—Market Disruption Events” above. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We will not have any obligation to consider your interests as a holder of the notes in taking any action that might affect the value of your notes. It is possible that hedging activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. If the distributor from which you purchase notes is to conduct hedging activities for us in connection with the notes, that distributor may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the notes to you in addition to the compensation they would receive for the sale of the notes. If the level of the Underlier changes, the market value of your notes may not change in the same manner. Your notes may trade quite differently from the performance of the Underlier. Changes in the level of the Underlier may not result in a comparable change in the market value of your notes. We discuss some of the

PS-16 reasons for this disparity under “—The market value of your notes may be influenced by many unpredictable factors” above. You have no shareholder rights or rights to receive any Underlier Stock. Investing in your notes will not make you a holder of any of the stocks included in the Underlier (the “Underlier Stocks”). Neither you nor any other holder or owner of your notes will have any rights with respect to the Underlier Stocks, including voting rights, any right to receive dividends or other distributions, any rights to make a claim against the Underlier Stocks or any other rights of a holder of the Underlier Stocks. Your notes will be paid in cash and you will have no right to receive delivery of any Underlier Stocks. Past performance is no guide to future performance. The actual performance of the Underlier over the life of the notes, as well as the amount payable at maturity, if any, may bear little relation to the historical closing levels of the Underlier or to the hypothetical examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Underlier. Uncertain tax treatment. For a discussion of the U.S. federal income tax consequences of your investment in the notes, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. We may sell an additional aggregate face amount of the notes at a different price to public. At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of this pricing supplement. The price to public of the notes in the subsequent sale may differ substantially (higher or lower) from the original price to public you paid as provided on the cover of this pricing supplement. If you purchase your notes at a premium to face amount, the return on your investment will be lower than the return on notes purchased at face amount and the impact of certain key terms of the notes will be negatively affected. The Cash Settlement Amount will not be adjusted based on the price to public you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to the Stated Maturity Date will differ from, and may be substantially less than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to the Stated Maturity Date, the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount. In addition, the impact of the Threshold Level and the Threshold Settlement Amount on the return on your investment will depend upon the price you pay for your notes relative to face amount. For example, if you purchase your notes at a premium to face amount, the Threshold Settlement Amount will only permit a lower positive return in your investment in the notes than would have been the case for notes purchased at face amount or a discount to face amount. Similarly, if the Final Underlier Level is less than the Threshold Level, you will incur a greater percentage decrease in your investment in the notes than would have been the case for notes purchased at face amount or a discount to face amount.

PS-17 INFORMATION RELATING TO THE UNDERLIER The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries. As of April 30, 2020, the 500 companies included in the SPX were divided into eleven Global Industry Classification Sectors. The Global Industry Classification Sectors include (with the approximate percentage currently included in such sectors indicated in parentheses): Information Technology (25.7%); Health Care (15.4%); Communication Services (10.8%); Financials (10.6%); Consumer Discretionary (10.5%); Industrials (7.9%); Consumer Staples (7.4%); Utilities (3.3%); Energy (3.0%); Real Estate (2.9%); and Materials (2.5%). (Sector designations are determined by S&P using criteria it has selected or developed. Index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.) In addition to the criteria for addition to the SPX set forth in the accompanying Equity Index Underlying Supplement, a company must have a primary listing of its common stock on the NYSE, NYSE Arca, NYSE Market (formerly NYSE MKT), Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX (formerly Bats BZX), Cboe BYX (formerly Bats BYX), Cboe EDGA (formerly Bats EDGA) and Cboe EDGX (formerly Bats EDGX). Information regarding the S&P 500® Index (including information regarding the top ten components of the Underlier and the industries represented by the securities included in the Underlier and their respective weights) may be found on S&P’s website. That information is updated from time to time. Please note that information included in that website is not included or incorporated by reference in this pricing supplement. For more information about the SPX, see “The S&P 500® Index” beginning on page S-43 of the accompanying Equity Index Underlying Supplement. Historical Performance of the Underlier The closing level of the Underlier has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing level of the Underlier during the period shown below is not an indication that the Underlier is more or less likely to increase or decrease at any time during the life of your notes. You should not take the historical levels of the Underlier as an indication of its future performance. We cannot give you any assurance that the future performance of the Underlier or the component stocks will result in your receiving an amount greater than the outstanding face amount of your notes on the Stated Maturity Date. Neither we nor any of our affiliates make any representation to you as to the future performance of the Underlier. The actual performance of the Underlier over the life of the offered notes, as well as the Cash Settlement Amount, may bear little relation to the historical closing levels shown below. The graph below is based on the daily historical closing levels of the Underlier from May 11, 2010 through May 11, 2020. We obtained the closing levels in the graph below from Bloomberg Professional® service, without independent verification.

PS-18 Historical Performance of the S&P 500® Index

PS-19 EVENTS OF DEFAULT AND ACCELERATION If the notes have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the notes, the calculation agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Summary Information— Cash Settlement Amount” in this pricing supplement. In that case, the Trading Day immediately preceding the date of acceleration will be used as the Determination Date for purposes of determining the Underlier Return, and the accelerated maturity date will be three business days after the accelerated Determination Date. If a Market Disruption Event exists with respect to the Underlier on that Trading Day, then the accelerated Determination Date for the Underlier will be postponed for up to five Trading Days (in the same manner used for postponing the originally scheduled Determination Date). The accelerated maturity date will also be postponed by an equal number of business days. If the notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the notes. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus. SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST) HSBC USA Inc. expects to agree to sell to HSBC Securities (USA) Inc., and HSBC Securities (USA) Inc. expects to agree to purchase from HSBC USA Inc., the aggregate face amount of the offered notes specified on the front cover of this pricing supplement. HSBC Securities (USA) Inc. proposes initially to offer the notes to the public at the price to public set forth on the cover page of this pricing supplement, and to certain unaffiliated securities dealers at such price. A fee will also be paid to a broker dealer affiliated with Goldman Sachs & Co. LLC. Goldman Sachs & Co. LLC is acting as a dealer in connection with the distribution of the notes. Neither HSBC USA Inc. or any of its affiliates will pay any underwriting discounts in connection with the distribution of the notes. In addition, HSBC Securities (USA) Inc. or any of its affiliates or agents may use the final pricing supplement relating to the notes in market-making transactions after the initial sale of the notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice. We expect that delivery of the notes will be made against payment for the notes on or about the Original Issue Date, which is more than two business days following the Trade Date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes more than two business days prior to the Original Issue Date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-61 in the prospectus supplement.

PS-20 U.S. FEDERAL INCOME TAX CONSIDERATIONS There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain as to both the timing and character of any inclusion in income in respect of the notes. Under one approach, a note should be treated as a pre-paid executory contract with respect to the Underlier. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat a note as a pre-paid executory contract with respect to the Underlier. Pursuant to this approach, we do not intend to report any income or gain with respect to the notes prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the note for more than one year at such time for U.S. federal income tax purposes. We will not attempt to ascertain whether any of the entities whose stock is included in the Underlier would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in the Underlier were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in the Underlier and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in the Underlier is or becomes a PFIC or a USRPHC. Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the notes are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the notes. A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on the Issuer’s determination that the notes are not “delta-one” instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the notes. However, it is possible that the notes could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Underlier or the notes, and following such occurrence the notes could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Underlier or the notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. For a discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PS-21 You should only rely on the information contained in this pricing supplement, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This pricing supplement, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this pricing supplement, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus is correct on any date after their respective dates. TABLE OF CONTENTS Pricing Supplement Page Summary Information ... PS-5 Hypothetical Examples ...P..S...-.9.. Investor Suitability ...P..S-12 Risk Factors ... PS-13 Information Relating to the Underlier ................................................................................................................................................................................................PS-17 Events Of Default And Acceleration ................................................................................................................................................................................................ PS-19 Supplemental Plan Of Distribution (Conflicts Of Interest) ................................................................................................................................................................ PS-19 U.S. Federal Income Tax Considerations ..........................................................................................................................................................................................P..S...-.20 Equity Index Underlying Supplement Disclaimer ... ii Risk Factors ... S-1 The DAX® Index ... S-8 The Dow Jones Industrial AverageSM ........................................................................................................................................................................................ S-10 The EURO STOXX 50® Index .................................................................................................................................................................................................... S-12 The FTSE® 100 Index ... S-14 The Hang Seng® Index ... S-15 The Hang Seng China Enterprises Index .................................................................................................................................................................................. S-17 The KOSPI 200 Index ... S-20 The MSCI Indices ... S-23 The NASDAQ 100 Index® ... S-27 The Nikkei 225 Index ... S-31 The PHLX Housing SectorSM Index ........................................................................................................................................................................................... S-33 The Russell 2000® Index ... S-37 The S&P 100® Index ... S-40 The S&P 500® Index ... S-43 The S&P 500® Low Volatility Index ............................................................................................................................................................................................ S-46 The S&P BRIC 40 Index ... S-49 The S&P MidCap 400® Index ..................................................................................................................................................................................................... S-51 The TOPIX® Index ... S-54 Additional Terms of the Notes ................................................................................................................................................................................................... S-56 Prospectus Supplement Risk Factors ... S-1 Pricing Supplement ...S..-10 Description of Notes ...S...-.12 Use of Proceeds and Hedging ...S...-.3..6............. Certain ERISA Considerations ...S...-.3..7.............. U.S. Federal Income Tax Considerations ............................................................................................................................................................................................S...-.39 Supplemental Plan of Distribution (Conflicts of Interest) ................................................................................................................................................................ S-61 Prospectus About this Prospectus ... 1 Risk Factors ... 2 Where You Can Find More Information ..................................................................................................................................................................................... 3 Special Note Regarding Forward-Looking Statements ............................................................................................................................................................. 4 HSBC USA Inc. ... 7 Use of Proceeds ... 8 Description of Debt Securities ................................................................................................................................................................................................... 9 Description of Preferred Stock .................................................................................................................................................................................................. 20 Description of Warrants ... 25 Description of Purchase Contracts ............................................................................................................................................................................................ 30 Description of Units ... 33 Book-Entry Procedures ... 36 Limitations on Issuances in Bearer Form .................................................................................................................................................................................. 40 U.S. Federal Income Tax Considerations Relating to Debt Securities ...................................................................................................................................... 41 Plan of Distribution (Conflicts of Interest) .................................................................................................................................................................................. 49 Notice to Canadian Investors .................................................................................................................................................................................................... 52 Notice to EEA Investors ... 53 Notice to UK Investors ... 54 UK Financial Promotion ... 54 Certain ERISA Matters ... 55 Legal Opinions ... 57 Experts ... 58

HSBC USA Inc. $ Digital S&P 500® Index-Linked Notes due HSBC Securities (USA) Inc.